                                                                  EXHIBIT 10.41A

                      THE CIT GROUP/ BUSINESS CREDIT, INC.
                       300 South Grand Avenue, Third Floor
                          Los Angeles, California 90071

                                   Dated as of
                               September 26, 2001

                Re: Amendment Number Three to Financing Agreement

SIMULA, INC. AND SUBSIDIARIES
2700 North Central Avenue, Suite 1000
Phoenix, Arizona  85004

Gentlemen:

Reference is made to the Financing Agreement between The CIT Group/Business Credit, Inc. as lender thereunder ("CITBC"), and Simula, Inc. and its subsidiaries, as borrowers thereunder (collectively, the "Companies"), dated as of December 31, 1999, as the same may be amended from time to time (the "Financing Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Financing Agreement.

The Companies and CITBC wish to amend certain provisions of the Financing Agreement.

Therefore, pursuant to mutual agreement, it is hereby agreed as follows:

I. AMENDMENT TO ADD DEFINITION OF ALLIED. Section 1 of the Financing Agreement is hereby amended to add the following:

                  ALLIED shall mean Allied Capital Corporation, a Maryland corporation.

II. AMENDMENT TO ADD DEFINITION OF ALLIED DEBT. Section 1 of the Financing Agreement is hereby amended to add the following:

                  ALLIED DEBT shall mean the Indebtedness of Companies to Allied arising in connection with the Allied Loan Documents.

III. AMENDMENT TO ADD DEFINITION OF ALLIED LOAN DOCUMENTS. Section 1 of the Financing Agreement is hereby amended to add the following:

                  ALLIED LOAN DOCUMENTS shall mean that certain Loan Agreement, dated September 26, 2001, among Allied and the Companies, and the other Loan Documents as defined therein.

IV. AMENDMENT TO DEFINITION OF ANNIVERSARY DATE. The definition of Anniversary Date set forth in Section 1 of the Financing Agreement is hereby amended and replaced in its entirety by the following:

                  ANNIVERSARY DATE shall mean September 30, 2003.

V. AMENDMENT TO DEFINITION OF CHANGE OF CONTROL. Change of Control shall have the definition set forth in the Allied Loan Documents as of the date of original execution thereof.

VI. AMENDMENT TO ADD DEFINITION OF DCI CAPITAL EXPENDITURES. Section 1 of the Financing Agreement is hereby amended to add the following:

                  DCI CAPITAL EXPENDITURES means Capital Expenditures made in connection with the manufacture, implementation and production of distributed charge inflators.

VII.     AMENDMENT TO ADD DEFINITION OF DCI CAPITALIZED LEASE OBLIGATIONS.
Section 1 of the Financing Agreement is hereby amended to add the following:

                  DCI CAPITALIZED LEASE OBLIGATIONS means capitalized lease obligations incurred in connection with the manufacture, implementation and production of distributed charge inflators.

VIII. AMENDMENT TO DEFINITION OF EARLY TERMINATION FEE. The definition of Early Termination Fee set forth in Section 1 of the Financing Agreement is hereby amended and replaced in its entirety by the following:

                  EARLY TERMINATION FEE shall: i) mean the fee CITBC is entitled to charge the Companies in the event they terminate the Line of Credit or this Financing Agreement on a date prior to an Anniversary Date; and ii) be determined by multiplying the Line of Credit by (a) one and three-fourths percent (1.75%) if the Early Termination Date occurs prior to September 30, 2002; and (b) one percent (1.0%) if the Early Termination Date occurs thereafter.

IX. AMENDMENT TO DEFINITION OF EBITDA. The definition of EBITDA set forth in Section 1 of the Financing Agreement is hereby amended and replaced in its entirety by the following:

                  EBITDA shall mean, for the period in question, the sum of (a) the after-tax net income (or loss) of the Companies on a consolidated basis for such period determined in accordance with GAAP, plus (b) to the extent deducted in determining such after-tax net income, the sum of (i) Interest Expense during such period, plus (ii) all provisions for any federal, state, local and/or foreign income taxes made by the Companies during such period (whether paid or deferred), plus (iii) all depreciation and amortization expenses of the Companies during such period, plus (iv) any extraordinary losses during such period, plus (v) any losses incurred in connection with the repayment in full on or about the date hereof of the Companies' obligations owing to LLCP, including accrued interest, fees and costs in connection therewith, plus (vi) any losses from the sale or other disposition of property other than in the ordinary course of business during such period, plus (vii) all non-cash expenses during such period arising from the use of capital stock of Parent to pay compensation minus (c) to the extent added in determining such after-tax net income, the sum of (i) any extraordinary gains during such period, plus (ii) any gains from the sale or other disposition of property other than in the ordinary course of business during such period, plus (iii) any revenue realized by the Companies in respect of settlement payments received pursuant to that certain Settlement Agreement dated as of September 27, 2000 among certain Companies and Autoliv AB, Autoliv GmbH, Autoliv France SNC, Autoliv ASP, Inc., Autoliv North America, Inc. and Autoliv, Inc., plus (iv) any sale price adjustments made by any Company in respect of components sold pursuant to such Settlement Agreement, all determined in accordance with GAAP; provided, however, that notwithstanding the foregoing, for the fiscal quarters ending March 31, 2001 and June 30, 2001, EBITDA for such fiscal quarters shall be deemed to be $3,802,000 and $4,382,000, respectively.

X.       AMENDMENT TO ADD DEFINITION OF EXCESS CASH FLOW.

                  EXCESS CASH FLOW means for any Fiscal Year EBITDA of the Companies for such Fiscal Year minus the sum of the following:
                  (i) all provisions for any federal, state, local and/or foreign income taxes made by any Company during such Fiscal Year (whether paid or deferred), (ii) unfinanced Capital Expenditures of the Companies during such Fiscal Year, (iii) scheduled principal payments with respect to Indebtedness actually paid in cash (including the principal portion of scheduled payments of capitalized lease obligations but excluding mandatory prepayments required under the Allied Loan Documents and excluding principal payments on the Revolving Loans) during such Fiscal Year (iv) Interest Expense for such year, and (v) the aggregate of all voluntary prepayments of the Allied Indebtedness made during such year in accordance with the terms of the Allied Loan Documents.

XI. AMENDMENT TO DEFINITION OF INDEBTEDNESS. The definition of Indebtedness set forth in Section 1 of the Financing Agreement is hereby amended and replaced in its entirety by the following:

                  INDEBTEDNESS shall mean, as of the date of determination thereof, the sum of, without duplication, (a) all indebtedness for borrowed money, plus (b) all indebtedness which has been incurred in connection with the purchase or other acquisition of property (other than unsecured trade accounts payable incurred in the ordinary course of business), plus (c) all capitalized lease obligations, plus (d) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; plus (e) "earnouts" and similar payment obligations; plus, (f) all indebtedness secured by any Lien regardless of whether the indebtedness secured thereby shall have been assumed or is non-recourse, plus (g) the aggregate undrawn face amount of all letters of credit together with all unreimbursed drawings with respect thereto plus (h) all guarantees of Indebtedness of others; provided, however, that the unsecured guarantee by any Company of any other Company's obligations shall not constitute Indebtedness to the extent such underlying obligations constitute Indebtedness.

XII. AMENDMENT TO DEFINITION OF INTERCREDITOR AGREEMENT. The definition of Intercreditor Agreement set forth in Section 1 of the Financing Agreement is hereby amended and replaced in its entirety by the following:

                  INTERCREDITOR AGREEMENT shall mean that certain Intercreditor Agreement, dated on or about September 24, 2001, between CITBC and Allied.

XIII. AMENDMENT TO DEFINITION OF REVENUE IN EXCESS OF BILLING ADVANCE PERCENTAGE. The definition of Revenue in Excess of Billing Advance Percentage set forth in Section 1 of the Financing Agreement is hereby amended and replaced in its entirety by the following:

                  REVENUE IN EXCESS OF BILLING ADVANCE PERCENTAGE shall mean forty percent (40%).

XIV. AMENDMENT TO DEFINITION OF REVENUE IN EXCESS OF BILLING LOAN CAP. The definition of Revenue in Excess of Billing Loan Cap set forth in Section 1 of the Financing Agreement is hereby amended and replaced in its entirety by the following:

                  REVENUE IN EXCESS OF BILLING LOAN CAP shall mean $3,500,000, reduced by $500,000 per Fiscal Quarter beginning on December 31, 2001, until such amount is reduced to $1,500,000, subject to further reduction per paragraph 1 of Section 10.

XV. AMENDMENT TO DEFINITION OF FIXED CHARGE COVERAGE RATIO. The definition of Fixed Charge Coverage Ratio set forth in Section 1 of the Financing Agreement is hereby amended and replaced in its entirety by the following:

                  FIXED CHARGE COVERAGE RATIO shall mean, for the relevant period, the ratio determined by dividing EBITDA by Fixed Charges.

XVI. AMENDMENT TO ADD THE DEFINITION OF FIXED CHARGES. Section 1 of the Financing Agreement is hereby amended to add the following definition thereto:

                  FIXED CHARGES shall mean, for the period in question, without duplication, the sum of (a) the aggregate amount of all principal payments required to be made by the Companies on all Indebtedness during such period (including the principal portion of payments in respect of capitalized leases but excluding, to the extent otherwise included in this clause
                  (a), (i) DCI Capitalized Lease Obligations and (ii) principal payments on the Revolving Loans), plus (b) all unfinanced Capital Expenditures made by any Company during such period (exclusive of DCI Capital Expenditures), plus (c) all federal, state, local and/or foreign income taxes paid or payable by any

                  Company in cash during such period, plus (d) the aggregate amount of all Interest Expense of the Companies during such period, to the extent payable in cash, plus (e) all dividends and other distributions made by Parent to its shareholders during such period, all determined in accordance with GAAP; provided, however, that notwithstanding the foregoing, for the fiscal quarters ending March 31, 2001 and June 30, 2001, Fixed Charges for such fiscal quarters shall be deemed to be $2,540,000 and $4,110,000, respectively.

XVII. AMENDMENT TO ADD DEFINITION OF INTEREST COVERAGE RATIO. Section 1 of the Financing Agreement is hereby amended to add the following definition thereto:

                  INTEREST COVERAGE RATIO means, for the period in question, the ratio of (a) EBITDA during such period to (b) Interest Expense of all of the Companies on a consolidated basis during such period, to the extent payable in cash, all determined in accordance with GAAP.

XVIII.   AMENDMENT TO ADD DEFINITION OF INTEREST EXPENSE. Section 1 of the
Financing Agreement is hereby amended to add the following definition thereto:

                  INTEREST EXPENSE means, for the period in question, without duplication, all gross interest expense of any Company (including, without limitation, all commissions, discounts and/or related amortization and other fees and charges owed by any Company with respect to letters of credit, the net costs associated with any interest rate swap, interest rate cap or other interest rate hedge obligations of any Company, capitalized interest expense, the interest portion of capitalized lease obligations and the interest portion of any deferred payment obligation) for such period, all determined on in accordance with GAAP; provided, however, that notwithstanding the foregoing, for the fiscal quarters ending March 31, 2001 and June 30, 2001, Interest Expense paid in cash for such fiscal quarters shall be deemed to be $1,900,000 and $1,980,000, respectively;

XIX. AMENDMENT TO REFERENCES TO LLCP AND REPLACEMENT WITH REFERENCES TO ALLIED. The references to LLCP in the Financing Agreement are hereby replaced with references to Allied (including references to LLCP Loan Documents being replaced by references to Allied Loan Documents and references to LLCP Debt being replaced by references to Allied Debt).

XX. AMENDMENT TO FINANCIAL COVENANTS. Paragraph 10 of Section 7 of the Financing Agreement is hereby amended and replace in its entirety by the following:

                  10. Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Companies shall:

                  (a) not have net income (determined in accordance with GAAP but excluding from the calculation thereof any extraordinary losses resulting from the refinancing by

                  Allied of Indebtedness owing to LLCP) for any Fiscal Quarter of less than zero.

                  (b) maintain at the end of each Fiscal Quarter a consolidated Fixed Charge Coverage Ratio of the Companies for the four consecutive Fiscal Quarter period then ended (other than with respect to the test date of September 30, 2001, which shall be tested for the one Fiscal Quarter then ended), of not less than the following:

                  Fiscal Quarter ended 9/30/01 - 1.05:1.00
                  Fiscal Quarter ended 12/31/01 - 1.05:1.00
                  Fiscal Quarter ended 3/31/02 - 1.05:1.00
                  Fiscal Quarter ended 6/30/02 - 1.25:1.00
                  Fiscal Quarter ended 9/30/02 - 1.40:1.00
                  Fiscal Quarter ended 12/31/02 - 1.45:1.00
                  Fiscal Quarter ended 3/31/03 - 1.60:1.00
                  Fiscal Quarter ended 6/30/03 - 1.75:1.00
                  Fiscal Quarter ended 9/30/03 - 1.90:1.00
                  Thereafter, at the end of each Fiscal Quarter - 2.05:1.00

                  (c) maintain, on a cumulative basis, at the end of each Fiscal Quarter for the prior four Fiscal Quarter period then ended (other than with respect to the test date of September 30, 2001, which shall be tested for the one Fiscal Quarter then ended), EBITDA on a consolidated basis of at least the following amounts:

                  Fiscal Quarter ended 9/30/01 - $2,875,000
                  Fiscal Quarter ended 12/31/01 - $13,500,000
                  Fiscal Quarter ended 3/31/02 - $14,000,000
                  Fiscal Quarter ended 6/30/02 - $14,500,000
                  Fiscal Quarter ended 9/30/02 - $15,250,000
                  Fiscal Quarter ended 12/31/02 - $16,000,000
                  Fiscal Quarter ended 3/31/03 - $17,350,000
                  Fiscal Quarter ended 6/30/03 - $18,000,000
                  Fiscal Quarter ended 9/30/03 - $19,250,000
                  Thereafter, at the end of each Fiscal Quarter- $21,100,000

                  (d) maintain at the end of each month EBITDA on a consolidated basis of at least $500,000.

                  (e) maintain, at the end of each Fiscal Quarter for the prior four Fiscal Quarter period then ended, a ratio of Indebtedness to EBITDA, on a consolidated basis, of not more than the following amounts.

                  Fiscal Quarter ended 12/31/01 - 5.10:1.00
                  Fiscal Quarter ended 3/31/02 - 5.10:1.00
                  Fiscal Quarter ended 6/30/02 - 4.80:1.00
                  Fiscal Quarter ended 9/30/02 - 4.40:1.00

                  Fiscal Quarter ended 12/31/02 - 4.00:1.00
                  Fiscal Quarter ended 3/31/03 - 3.85:1.00
                  Fiscal Quarter ended 6/30/03 - 3.60:1.00
                  Fiscal Quarter ended 9/30/03 - 3.40:1.00
                  Thereafter, at the end of each Fiscal Quarter - 3.15:1.00

                  (f) maintain, at the end of each Fiscal Quarter for the prior four Fiscal Quarter period then ended (other than with respect to the test date of September 30, 2001, which shall be tested for the one Fiscal Quarter then ended), an Interest Coverage Ratio of at least the following amounts.

                  Fiscal Quarter ended 9/30/01 - 1.45:1.00
                  Fiscal Quarter ended 12/31/01 - 1.80:1.00
                  Fiscal Quarter ended 3/31/02 - 1.90:1.00
                  Fiscal Quarter ended 6/30/02 - 2.05:1.00
                  Fiscal Quarter ended 9/30/02 - 2.25:1.00
                  Fiscal Quarter ended 12/31/02 - 2.40:1.00
                  Fiscal Quarter ended 3/31/03 - 2.55:1.00
                  Fiscal Quarter ended 6/30/03 - 2.70:1.00
                  Fiscal Quarter ended 9/30/03 - 2.75:1.00
                  Thereafter, at the end of each Fiscal Quarter - 2.75:1.00

XXI. AMENDMENT TO PARAGRAPH 11 (CAPITAL EXPENDITURES) TO SECTION 7. Paragraph 11 of Section 7 of the Financing Agreement is hereby amended and replaced by the following:

                  Without the prior written consent of CITBC, the Companies will not and will not permit any of their subsidiaries to:

                  (a) enter into any Operating Lease (other than with respect to real property) if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Companies during any Fiscal Year would exceed $200,000, or

                  (b) make any Capital Expenditure or enter into any capitalized lease, if the sum of (i) the aggregate amount of all Capital Expenditures (including the Capital Expenditure in question) made by the Companies and their subsidiaries during the applicable period set forth below, other than DCI Capital Expenditures, plus (ii) the aggregate amount of all capitalized lease obligations (including the capitalized lease in question) made or required to be made by the Companies and their subsidiaries during such period, other than DCI Capitalized Lease Obligations, would exceed the amount set forth below with respect to such period:

                  Period                                               Amount

                  January 1, 2001 - December 31, 2001                 $4,000,000
                  January 1, 2002 - December 31, 2002                 $4,000,000
                  January 1, 2003 - December 31, 2003
                  and each calendar year thereafter                   $3,750,000; or

                  (c) make any DCI Capital Expenditure or incur any DCI Capitalized Lease Obligation if the aggregate total amount of all DCI Capital Expenditures and all DCI Capitalized Lease Obligations (including the DCI Capital Expenditure or DCI Capitalized Lease Obligation in question and any and all DCI Capital Expenditures and DCI Capitalized Lease Obligations made or incurred prior to September 26, 2001) would exceed $2,750,000.

XXII. AMENDMENT TO ADD NEW PARAGRAPH 15 (SOLVENCY) TO SECTION 7. Section 7 of the Financing Agreement is hereby amended to add a paragraph 15 thereto as follows:

                  15. As of August 31, 2001, and thereafter as of each request by any Company for an advance, and after giving effect to the transactions contemplated by this Agreement (including the amendment dated on or about September 24, 2001, (i) the fair saleable value of the Companies' assets is greater than the amount required to pay the Companies' total indebtedness (contingent or otherwise), and is greater than the amount that will be required to pay such indebtedness as it matures and as it becomes absolute and matured; (ii) the transactions contemplated hereby are being effectuated without intent to hinder, delay or defraud present or future creditors of any Company; (iii) each Company has sufficient capital to carry on its previous operations and business as conducted as of August 1, 2001, and to consummate the transactions contemplated herein; and (iv) the Companies will maintain the above-referenced solvent financial condition for the Companies in the aggregate, giving effect to the debt incurred hereunder, as long as any Company is obligated to CITBC under this Agreement or in any other manner whatsoever.

XXIII.   AMENDMENT TO INTEREST RATES. Paragraph 1(a) of Section 8 of the
Financing Agreement is hereby amended and replaced by the following:

                  1(a). Interest on the Revolving Loan shall be payable monthly as of the end of each month and shall be an amount equal to
                  (a) the Chase Bank Rate plus five-tenths percent (0.5%) per annum on the average of the net balances owing by the Companies to CITBC in the Companies' Revolving Loan Account(s) at the close of each day during such month on balances other than Libor Loans and (b) two and seventy-five hundredths percent (2.75%) plus the applicable Libor on any Libor Loan, on a per annum basis, on the average of the net balances owing by the Companies to CITBC in the Companies' Revolving Loan Account(s) at the close of each day during such month. In the event of any change in said Chase Bank Rate, the rate under clause (a) above shall change, as of the first of the month following any change, so as to remain equal to the Chase Bank Rate. The rate hereunder shall be calculated based on a 360-day year. CITBC shall be entitled to charge the Companies' Revolving Loan Account(s) at the rate provided for herein when due until all Obligations have been paid in full.

XXIV. AMENDMENT TO SECTION 10 (EVENTS OF DEFAULT) REGARDING PREPAYMENT OF ALLIED INDEBTEDNESS. Clause (z) of subparagraph (i) of paragraph 1 of Section 10 of the Financing Agreement is hereby amended to provide that no prepayment of the Indebtedness owing to Allied is permitted and any such prepayment shall be an Event of Default except for:

         (X) a prepayment other than a prepayment of any portion of the Deferred Interest Tranche (as defined in the Allied Loan Documents as in effect as of the date hereof) which satisfies all of the following conditions: (a) such prepayment, when taken together with all other permitted prepayments of Allied Indebtedness, is less than or equal to $5,000,000; (b) the Revenue in Excess of Billing Loan Cap shall be reduced by the amount of such prepayment; (c) the Revolving Loans shall be repaid by the amount of any such prepayment made to Allied; (d) such prepayment to Allied shall not exceed 50% of Excess Cash Flow as of the end of the immediately preceding month; (e) there shall exist at least $3,000,000 of unused Availability (with all of the Companies' debts, payables and other liabilities kept current) after giving effect to such prepayment; (f) no Default or Event of Default shall have occurred and be continuing or result from such prepayment; and (g) CITBC shall have been paid a fee of one percent (1%) of the prepayment paid to Allied; or

         (Y) a prepayment of any portion of such Deferred Interest Tranche which satisfies all of the following conditions: (i) there shall exist at least $3,000,000 of unused Availability (with all of the Companies' debts, payables and other liabilities kept current) after giving effect to such prepayment; and
(ii) no Default or Event of Default shall have occurred and be continuing or result from such prepayment;

         Provided, that the foregoing does not constitute any consent by CITBC to any sale or other disposition of assets other than as permitted under Section 6, paragraph 4, or Section 7, subparagraph D of paragraph 9 of the Financing Agreement, and any prepayment of Allied Indebtedness from the proceeds of disposition of Assets without the prior written consent of CITBC shall be an immediate Event of Default.

XXV. CONSENT TO ALLIED INDEBTEDNESS. Notwithstanding any of the provisions of the Financing Agreement to the contrary, CITBC hereby consents to the incurrence of the Indebtedness by the Companies pursuant to the Allied Loan Documents.

XXVI. CONFIRMATION OF GUARANTY. The Companies, as Guarantors, hereby confirm that the Guaranty, dated December 30, 1999, executed by the Guarantors in favor of CITBC guarantying the repayment of the Obligations remains in full force and effect notwithstanding the execution, delivery and performance by the Companies of this Letter Amendment and the Financing Agreement as amended hereby.

XXVII.   GENERAL TERMS.

         1. To the extent any of the terms and provision of the Financing Agreement and/or the Loan Documents conflict or are inconsistent with the terms hereof, the terms of this Letter Amendment shall govern.

         2. The effectiveness of this Letter Amendment is conditioned upon receipt by CITBC of:

                  (a) an executed counterpart of this Letter Amendment executed by the Company.

                  (b) payment of a non-refundable fee of $250,000 which shall be paid as a loan advance under the Financing Agreement.

                  (c) an executed counterpart of the Intercreditor Agreement, duly executed by Allied and the Companies.

                  (d) receipt of the Companies financial statements for the month ended July 31, 2001.

                  (e) receipt of financial projections for the Fiscal Years ending December 31, 2001, December 31, 2002, and December 31, 2003.

                  (f) evidence satisfactory to CITBC that the Companies have at least $1,500,000 of unused Availability after giving effect to the new Allied Indebtedness and all other transactions contemplated under the Allied Loan Documents and hereunder (with all of the Companies' debts, payables and other liabilities kept current).

                  (g) an fully executed copy of the Allied Loan Documents and confirmation of the funding of the full amount of the Allied Debt as contemplated under the Allied Loan Documents.

                  (h) an executed counterpart of the Deed of Trust previously submitted to the Companies by CITBC for execution with respect to certain of the Companies' Arizona real property.

                  (i) payment in full of all fees and expenses of CITBC incurred in connection with this Letter Amendment and the Allied Loan Documents.

         3. This Letter Amendment may be executed in two (2) or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one (1) agreement, and shall become effective when copies hereof which, when taken together, bear the original signatures of each of the parties hereto are delivered to CITBC.

         Except as set forth herein no other change in the terms or provisions of the Financing Agreement or any other Loan Document is intended or implied. By execution hereof, the Companies represent and warrant to CITBC that no material adverse change has occurred in the financial condition, business, prospects, profits, operations or assets of the Companies since December 31, 2000. If the foregoing is in accordance with your understanding, please so indicate by signing and returning the enclosed copy of this Letter Amendment.

                                            Very truly yours,

                                            THE CIT GROUP/BUSINESS CREDIT, INC.

                                            By:   /s/  Jeffrey Chiu
                                                  -----------------------------
                                            Title:     AVP
                                                  -----------------------------

AGREED:

SIMULA, INC.,
an Arizona corporation

By:  /s/  Bradley P. Forst
   ---------------------------------------------------

Title:     President and Chief Executive Officer
      ------------------------------------------------

SIMULA ARTCRAFT INDUSTRIES, INC.,
an Arizona corporation

By:  /s/  Benjamin S. Clark
   -----------------------------------------------------

Title:     Secretary
      --------------------------------------------------


AI CAPITAL CORP. ,
an Arizona corporation

By:  /s/   Benjamin S. Clark
   ------------------------------------------------------

Title:       President
      ---------------------------------------------------

SIMULA TRANSPORTATION EQUIPMENT CORPORATION, an Arizona corporation

By:  /s/  Benjamin S. Clark
   ------------------------------------------------------

Title:  President
    -----------------------------------------------------


INTERNATIONAL CENTER FOR
SAFETY EDUCATION, INC.,
an Arizona corporation

By:  /s/  Benjamin S. Clark
   ------------------------------------------------------

Title:  Secretary
    -----------------------------------------------------


SIMULA AUTOMOTIVE SAFETY
DEVICES, INC.,
an Arizona corporation

By:  /s/  Benjamin S. Clark
   ------------------------------------------------------

Title:     Secretary
      ---------------------------------------------------


SIMULA COMPOSITES
CORPORATION,
an Arizona corporation

By:  /s/  Benjamin S. Clark
   ------------------------------------------------------

Title:  President
      ---------------------------------------------------


SIMULA POLYMER SYSTEMS, INC.,
an Arizona corporation

By:/s/  Benjamin S. Clark
   ------------------------------------------------------

Title:  Secretary
      ---------------------------------------------------

SIMULA SAFETY SYSTEMS, INC.,
an Arizona corporation

By:  /s/  Benjamin S. Clark
   ------------------------------------------------------

Title:  Assistant Secretary
      ----------------------------------------------------


SIMULA TECHNOLOGIES, INC..
an Arizona corporation

By:  /s/  Benjamin S. Clark
   ------------------------------------------------------

Title:  Secretary
      ---------------------------------------------------


SIMULA AUTOMOTIVE SAFETY
DEVICES, LIMITED,
an Arizona corporation

By:  /s/  Benjamin S. Clark
   ------------------------------------------------------

Title:  Assistant Secretary
      ---------------------------------------------------


CCEC CAPITAL CORP.,
an Arizona corporation

By:  /s/  Benjamin S. Clark
   ------------------------------------------------------

Title:  President
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